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                                                                     EXHIBIT 4.1


                              [FRONT OF STOCK CERTIFICATE]



This certifies that ____________________ is the record holder of __________ ____________________________________________________ Seventy Shares of the
Capital Stock of Genentech, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed, or assigned.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this ___ day of ____ A.D. 1999.

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                          [BACK OF STOCK CERTIFICATE]


     For Value Received ____________ hereby sell, assign and transfer unto _______________________________ ____________________ Shares of the Capital
Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________, Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

     Dated _______________________________ , 19___________

     In presence of _________________________________________________________